Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Nabors Industries Ltd. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of November 6, 2017.

Dated: November 6, 2017	Hushang Ansary

	By:	/s/ Hushang Ansary
	Name:	Hushang Ansary

Dated: November 6, 2017	Parman International B.V.

	By:	/s/ Hushang Ansary
	Name:	Hushang Ansary
	Title:	Chairman

Dated: November 6, 2017	Ennia Caribe Holding N.V.

	By:	/s/ Hushang Ansary
	Name:	Hushang Ansary
	Title:	Chairman of the Supervisory Board

Dated: November 6, 2017	EC Investments B.V.

	By:	/s/ Abdallah Andraous
	Name:	Abdallah Andraous
	Title:	Managing Director

	By:	/s/ Ralph Palm
	Name:	Ralph Palm
	Title:	Managing Director

Dated: November 6, 2017	Banco di Caribe N.V.

	By:	/s/ Ildefons Simon
	Name:	Ildefons Simon
	Title:	CEO and General Managing Director

	By:	/s/ Eduardo A. de Kort
	Name:	Eduardo A. de Kort
	Title:	Managing Director Commercial Affairs

Dated: November 6, 2017	BDC Investments B.V.

	By:	/s/ Ildefons Simon
	Name:	Ildefons Simon
	Title:	Managing Director

	By:	/s/ Ralph Palm
	Name:	Ralph Palm
	Title:	Managing Director